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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): June 30, 1999 (June 21, 1999)
                                                  ------------------------------


                                AMSURG CORP.
           (Exact Name of Registrant as Specified in its Charter)

                TENNESSEE                 000-22217             62-1493316
     (State or other jurisdiction of     (Commission          (I.R.S. employer
     incorporation or organization)      File Number)        identification no.)

       ONE BURTON HILLS BOULEVARD
                SUITE 350
              NASHVILLE, TN                                         37215
(Address of principal executive offices)                          (Zip code)


                                 (615) 665-1283
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

       On June 21, 1999 and effective June 15, 1999, AmSurg Holdings, Inc. ("Holdings"), a subsidiary of AmSurg Corp. (the "Company"), acquired a 51% membership interest in Northside Gastroenterology Endoscopy Center, LLC, an Indiana limited liability company (the "Seller") which operates an ambulatory surgery center (the "Center") in Indianapolis, Indiana.

       Pursuant to the terms of the Membership Purchase Agreement dated June 15, 1999, by and among Holdings, the Company and the Seller, Holdings paid an initial purchase price of $2,151,675 in cash and the Company issued to the Seller 40,515 shares of its Class A Common Stock. The purchase price is subject to adjustment as set forth in the Membership Purchase Agreement. The cash used in the purchase transaction was provided primarily from borrowings under the Company's revolving credit agreement with SunTrust Bank, Nashville. The consideration paid to the Seller was determined through arm's-length negotiations between AmSurg and the members of the Seller.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

       It is impractical to provide at this time the financial statements and pro forma financial information required by Items 7(a) and 7(b). The Company anticipates filing this information in an amendment to this Form 8-K on or prior to September 7, 1999.

(c)    Exhibits:

       2 Membership Purchase Agreement, dated June 15, 1999, by and among AmSurg Holdings, Inc., AmSurg Corp. and Northside Gastroenterology Endoscopy Center, LLC.




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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                  AMSURG CORP.

                                  By: /s/ Claire M. Gulmi
                                     -------------------------------------------
                                      CLAIRE M. GULMI

                                      Senior Vice President and Chief Financial
                                      Officer (Principal Financial and Duly
                                      Authorized Officer)



Date: June 30, 1999





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                                INDEX TO EXHIBITS




  EXHIBIT
  NUMBER                                     DESCRIPTION
  ------                                     -----------

    2     Membership Purchase Agreement, dated June 15, 1999, by and among
          AmSurg Holdings, Inc., AmSurg Corp. and Northside Gastroenterology
          Endoscopy Center, LLC.






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